                                                  AMERICAN SKANDIA TRUST
                                              INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 1st day of May, 2001 by and between  American  Skandia Trust,  a  Massachusetts  business trust
(the  "Trust"),  and American  Skandia  Investment  Services,  Incorporated,  a Connecticut  corporation  (the  "Investment
Manager").

                                                    W I T N E S S E T H
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WHEREAS,  the Trust is registered as an open-end  management  investment  company under the Investment Company Act of 1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended
(the "Advisers Act"); and

WHEREAS,  the Trust and the  Investment  Manager  desire to enter into an  agreement to provide for the  management  of the assets of the AST  Alliance/Bernstein  Growth + Value Portfolio (the  "Portfolio") on the terms and conditions  hereinafter set forth.

NOW, THEREFORE,  in consideration of the mutual covenants herein contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The  Investment  Manager  shall act as  investment  manager  for the  Portfolio  and  shall,  in such
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capacity,  manage the investment operations of the Portfolio,  including the purchase,  retention,  disposition and lending of  securities,  subject at all times to the policies  and control of the Board of Trustees of the Trust (the  "Trustees").
The  Investment  Manager shall give the Portfolio the benefit of its best  judgments,  efforts and  facilities in rendering its services as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under paragraph 1 hereof,  the Investment  Manager
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shall:

         (a)  supervise and manage all aspects of the Portfolio's operations:

         (b) provide the Portfolio or obtain for it, and thereafter  supervise,  such executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Trustees;

         (c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto,  proxy material,  tax returns,  reports to the  Portfolio's  shareholders,  reports to and filings with the Securities  and Exchange  Commission, state Blue Sky authorities and other applicable regulatory authorities;

         (d)  provide to the  Trustees on a regular  basis,  written  financial  reports  and  analyses on the  Portfolio's securities transactions and the operations of comparable investment companies;

         (e) determine what issuers and securities  shall be represented in the Portfolio's  portfolio and regularly report them in writing to the Trustees;

         (f)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Trustees; and

         (g) take, on behalf of the  Portfolio,  all actions which appear to the Trust  necessary to carry into effect such purchase and sale programs and  supervisory  functions as  aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The Investment  Manager is responsible for decisions to buy and sell securities for
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the Portfolio,  broker-dealer  selection,  and negotiation of the Portfolio's  brokerage  commission  rates. The Investment
Manager shall  determine the  securities to be purchased or sold by the Portfolio  pursuant to its  determinations  with or through  such  persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage as set forth in the
Trust's  Prospectus and Statement of Additional  Information as in effect from time to time  (together,  the  "Registration
Statement"),  or  as  the  Trustees  may  determine  from  time  to  time.  Generally,  the  Investment  Manager's  primary consideration  in placing  Portfolio  securities  transactions  with  broker-dealers  for execution will be to obtain,  and maintain the  availability  of, best execution at the best available  price.  The Investment  Manager may consider the sale of shares of the Portfolio in allocating Portfolio securities  transactions,  subject to the requirements of best net price available and most favorable execution.

         Consistent with this policy, the Investment Manager, in allocating  Portfolio securities  transactions,  will take all  relevant  factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability, integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Portfolio on a continuing  basis.
Subject to such policies and procedures as the Trustees may  determine,  the  Investment  Manager shall have  discretion to effect  investment  transactions for the Portfolio  through  broker-dealers  (including,  to the extent  permissible  under applicable  law,  broker-dealers  affiliated  with the  Investment  Manager)  qualified  to obtain best  execution  of such transactions  who provide  brokerage  and/or  research  services,  as such  services  are  defined in section  28(e) of the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the  Portfolio to pay any such  broker-dealers an amount of commission  for effecting a portfolio  investment  transaction  in excess of the amount of commission  another broker-dealer  would have charged for effecting that transaction,  if the Investment  Manager determines in good faith that such amount of commission is  reasonable  in relation to the value of the brokerage or research  services  provided by such broker-dealer,  viewed in terms of either that  particular  investment  transaction  or the  Investment  Manager's  overall responsibilities  with respect to the Portfolio and other accounts as to which the Investment Manager exercises  investment discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Investment
Manager on behalf of the  Portfolio to such  broker-dealers  shall be in such  amounts and  proportions  as the  Investment
Manager  shall  determine  in good  faith  in  conformity  with its  responsibilities  under  applicable  laws,  rules  and regulations.  The  Investment  Manager  will report on such  allocations  to the  Trustees  regularly  as  requested by the
Trustees, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.       Control by the Trustees.  Any investment  program undertaken by the Investment Manager pursuant to this Agreement,
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as well as any other activities  undertaken by the Investment Manager on behalf of the Trust pursuant hereto,  shall at all times be subject to any directives of the Trustees.

5.       Compliance with Applicable  Requirements.  In carrying out its  obligations  under this Agreement,  the Investment
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Manager shall at all times conform to:

         (a) all applicable  provisions of the ICA and the Advisers Act and any rules and regulations  adopted  thereunder;
and

         (b)  the  provisions  of  the  Registration   Statement,   including  the  investment  objectives,   policies  and
restrictions, and permissible investments specified therein; and

         (c)  the provisions of the Agreement and Declaration of Trust of the Trust, as amended; and

         (d)  the provisions of the By-laws of the Trust, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The expenses  connected with the Trust shall be allocable between the Trust and the Investment  Manager
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as follows:

         (a) The  Investment  Manager  shall  furnish,  at its  expense and without  cost to the Trust,  the  services of a
President,  Secretary,  and one or more Vice Presidents of the Trust,  to the extent that such  additional  officers may be required by the Trust for the proper conduct of its affairs.

         (b) The  Investment  Manager  shall  further  maintain,  at its expense and without  cost to the Trust,  a trading function in order to carry out its obligations under  subparagraphs  (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs (including  applicable office space,  facilities and equipment) of the services of a principal  financial  officer of the Trust whose  normal  duties  consist of  maintaining  the  financial accounts and books and records of the Trust,  including the reviewing of  calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs (including  applicable  office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

         Notwithstanding  the  obligation of the Trust to bear the expense of the functions  referred to in clauses (i) and
(ii) of this  subparagraph  (c), the  Investment  Manager may pay the  salaries,  including  any  applicable  employment or payroll taxes and other salary costs, of the principal  financial officer and other personnel  carrying out such functions, and the Trust shall reimburse the Investment Manager therefor upon proper accounting.

         (d) All of the ordinary  business  expenses incurred in the operations of the Trust and the offering of its shares shall be borne by the Trust unless  specifically  provided  otherwise in this paragraph 6. These expenses include,  but are not limited to: (i) brokerage commissions,  legal,  auditing,  taxes or governmental fees; (ii) the cost of preparing share certificates;  (iii) custodian,  depository,  transfer and shareholder  service agent costs; (iv) expenses of issue,  sale, redemption and repurchase of shares;  (v) expenses of registering and qualifying  shares for sale; (vi) insurance  premiums on property or personnel  (including  officers and trustees if available) of the Trust which inure to the Trust's  benefit;
(vii) expenses  relating to trustee and shareholder  meetings;  (viii) the cost of preparing and  distributing  reports and notices  to  shareholders;  (ix) the fees and  other  expenses  incurred  by the Trust in  connection  with  membership  in investment  company  organizations;  and (x) and the cost of printing copies of  prospectuses  and statements of additional information, as well as any supplements thereto, distributed to shareholders.

7.       Delegation of Responsibilities.  Upon the request of the Trustees,  the Investment Manager may perform services on
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behalf of the Trust which are not required by this  Agreement.  Such  services will be performed on behalf of the Trust and the Investment  Manager's  cost in rendering  such services may be billed  monthly to the Trust,  subject to examination by the Trust's  independent  accountants.  Payment or  assumption  by the  Investment  Manager of any Trust  expense  that the
Investment  Manager is not required to pay or assume under this Agreement  shall not relieve the Investment  Manager of any of its  obligations  to the Trust nor obligate the  Investment  Manager to pay or assume any similar  Trust  expense on any subsequent occasion.

8.       Engagement of  Sub-Advisers  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the
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Trustees and where required,  the shareholders of the Portfolio,  a sub-adviser to provide advisory services in relation to the Portfolio.  Under such  sub-advisory  agreement,  the  Investment  Manager may delegate to the  sub-adviser  the duties outlined in subparagraphs (e), (f) and (g) of paragraph 2 hereof.

9.       Compensation.  The Trust shall pay the Investment  Manager in full compensation for services rendered hereunder an
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annual  investment  advisory  fee. The fee shall be payable  monthly in arrears,  based on the average  daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The services of the  Investment  Manager to the  Portfolio are not to be deemed to be exclusive,
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and the Investment  Manager shall be free to render investment  advisory and corporate  administrative or other services to others  (including  other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed  that officers or  directors  of the  Investment  Manager may serve as  officers or trustees of the Trust,  and that  officers or trustees of the Trust may serve as officers or  directors  of the  Investment  Manager to the extent  permitted by law; and
that the officers and directors of the Investment  Manager are not prohibited from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners,  officers or directors of any other firm or corporation, including other investment companies.

11.      Term and  Approval.  This  Agreement  shall  become  effective  on May 1, 2001 and by shall  continue in force and
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effect from year to year, provided that such continuance is specifically approved at least annually by:

         (a) the  Trustees  or the vote of a majority  of the  Portfolio's  outstanding  voting  securities  (as defined in
Section 2(a)(42) of the ICA); and

         (b) the  affirmative  vote of a majority of the  Trustees  who are not  parties to this  Agreement  or  interested persons of a party to this  Agreement  (other than as Trust  trustees),  by votes cast in person at a meeting  specifically called for such purpose.

12.      Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the
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completion  of any  transactions  already  initiated  on behalf of the  Portfolio,  by vote of the Trustees or by vote of a majority of the  Portfolio's  outstanding  voting  securities,  or by the Investment  Manager,  on sixty (60) days' written notice to the other party.  The notice  provided for herein may be waived by either  party.  This  Agreement  automatically terminates in the event of its "assignment," as such term is defined in the ICA.

13.      Liability of Investment  Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,  gross
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negligence or reckless  disregard of  obligations or duties  hereunder on the part of the Investment  Manager or any of its officers,  directors  or  employees,  it shall  not be  subject  to  liability  to the Trust or to any  shareholder  of the
Portfolio  for any act or omission in the course of, or  connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.      Liability of the Trustees and  Shareholders.  A copy of the Agreement and  Declaration of Trust of the Trust is on
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file with the Secretary of the Commonwealth of  Massachusetts,  and notice is hereby given that this instrument is executed on behalf of the Trustees as trustees and not  individually  and that the  obligations  of this  instrument are not binding upon any of the  Trustees or  shareholders  individually  but are binding  only upon the assets and  property of the Trust.
Federal  and state laws  impose  responsibilities  under  certain  circumstances  on  persons  who act in good  faith,  and therefore,  nothing  herein  shall in any way  constitute  a waiver  of  limitation  of any  rights  which the Trust or the
Investment Manager may have under applicable law.

15.      Notices.  Any notices under this Agreement shall be in writing,  addressed and delivered or mailed postage paid to
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the other party at such address as such other party may  designate for the receipt of such notice.  Until  further  notice, it is agreed that the address of the Trust and the Investment  Manager shall be One Corporate Drive,  Shelton,  Connecticut
06484.

16.      Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a
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counterpart  in or otherwise  derived  from a term or provision of the ICA,  shall be resolved by reference to such term or provision  of the ICA and to  interpretations  thereof,  if any,  by the United  States  courts  or, in the  absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission issued pursuant  to the ICA. In  addition,  where the effect of a  requirement  of the ICA,  reflected  in any  provision  of this
Agreement,  is released by rules,  regulation or order of the Securities and Exchange  Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                                  AMERICAN SKANDIA TRUST

Attest:                                                           By: ____________________________________
Gordon C. Boronow
____________________________________                                            Vice President

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ____________________________________
                                                                                John Birch
____________________________________                                            Senior Vice President & Chief
                                                                                Operating Officer
                                                  American Skandia Trust
                                      AST Alliance/Bernstein Growth + Value Portfolio
                                              Investment Management Agreement

                                                         EXHIBIT A
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         An annual rate of 0.90% of the average daily net assets of the Portfolio.